DRILLING RIG SALES AGREEMENT


THIS DRILLING RIG SALES AGREEMENT, is entered into and is effective as of the 17th day of August, 2001 by and between R&B FALCON DRILLING CO., a corporation duly organized under the laws of the State of Oklahoma, with its principal office located in Houston, Texas (hereafter referred to as "SELLER") and TRANSOCEAN OFFSHORE INTERNATIONAL VENTURES LIMITED., a limited liability company duly organized under the laws of the Cayman Islands, with a registered office in St. Michaels Barbados, (hereinafter referred to as "BUYER").

WHEREAS, SELLER is the owner of the semi-submersible, JACK BATES which is presently located in international waters of the U.K. sector of the North Sea; and

WHEREAS, BUYER wishes to purchase the JACK BATES from SELLER and SELLER wishes to sell the JACK BATES to BUYER, on the basis of the terms and conditions contained in this Agreement;

WHEREAS, BUYER has acquired rights to receive payment of certain amounts due from SELLER to Transocean Sedco Forex under a Revolving Credit Agreement dated April 6th, 2001 (the "Revolving Credit Agreement Participation").

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, BUYER and SELLER do hereby agree as follows:

I.   DEFINITIONS

     The following terms shall have the following meaning when used throughout this Agreement and any Exhibits hereto:

     A.   "Agreement"  -  This  Drilling  Rig Sales Agreement between SELLER and
          BUYER.

     B. "Rig" - That certain semi-submersible known as the " JACK BATES" owned by SELLER and being of Panamanian flag and registry, with official registration number of 25388-98-A, IMO No. 8755780 with Gross Tonnage of 29,135 and with Net Tonnage of 8,740, together with any machinery, engines, equipment, anchors, cable, drilling machinery, drilling equipment, pumps, drilling supplies, tools, stores, furniture, items of personality, electrical, mechanical, or chemical, hydraulic and other systems, actually located thereon, incorporated therein or attached thereto. In addition the term shall include all items of equipment, machinery and parts located on the Jack Bates. This sale shall exclude any inventory, spares or other equipment which is kept in a warehouse or other storage facility onshore. This sale shall not include any item of any kind which belongs to a third party.

     C. "Closing Date" - That mutually agreed upon date and time while the Rig is located in international waters and outside the territorial jurisdiction of any country at which time the closing of the sale contemplated by this Agreement shall take place.

II.  SALE  AND  PURCHASE;  CONSIDERATION

     A. SELLER does hereby agree to sell the Rig to BUYER and BUYER does hereby agree to purchase the Rig from SELLER upon the basis of the terms and conditions set forth in this Agreement.

     B. Upon the Closing Date, as consideration for the sale of the Rig, BUYER hereby agrees to assign and deliver to SELLER an undivided interest in the Revolving Credit Participation in a principle amount equal to U.S$165,000,000 in a form similar to Exhibit "A" attached hereto.

     C. On the Closing Date, representatives of SELLER and BUYER shall meet for the purpose of closing the sale of the Rig. At the closing, upon receiving BUYER'S consideration referred to above, SELLER'S representative at the closing shall deliver to BUYER'S representative at the closing the following:

          1. A Bill of Sale of the Rig in a form similar to Exhibit "B" attached hereto as well as any other documentation reasonably requested by BUYER to enable it to register the Rig in BUYER'S name.

          2. Any technical or regulatory documentation pertaining to the Rig which SELLER may have in its possession and which is not already aboard the Rig, such as classification society certificates, loadline certificates, radio licenses, engineering drawings, etc.;

          If the closing has not occurred by close of business on September 30, 2001, then this Agreement shall terminate, unless extended in writing by mutual agreement, and neither SELLER nor BUYER shall have any further obligations to the other with respect to the sale or purchase of the Rig.

III. DELIVERY

     Concurrent with the delivery of the Bill of Sale at the closing, SELLER shall deliver physical possession of the Rig to BUYER in international waters and outside the territorial jurisdiction of any country. Concurrent with delivery of the Bill of Sale at the closing, BUYER shall acknowledge acceptance of physical possession of the Rig by executing and delivering to SELLER the Certificate of Acceptance of Delivery in the form attached hereto as Exhibit "C" ("Certificate of Acceptance of Delivery"). Title to and risk of loss of the Rig shall pass to BUYER as of the date and time indicated upon the said Certificate of Acceptance of Delivery.

IV.  REPRESENTATIONS  AND  WARRANTIES

     A. BUYER hereby acknowledges that this sale and purchase of the Rig is on an "as is, where is" basis, with all faults accepted by BUYER, and that, except as expressly provided in Article V.A.1. and V.A.2. below, this sale and purchase is WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY SELLER, AND THAT SELLER DOES NOT MAKE ANY WARRANTY, GUARANTY, OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH REGARD TO THE RIG INCLUDING, BUT NOT LIMITED TO, SEAWORTHINESS, VALUE, DESIGN, OPERATION,

          MERCHANTABILITY, FITNESS FOR USE OR PARTICULAR PURPOSE OF THE RIG OR AS TO THE ELIGIBILITY OF THE RIG FOR ANY PARTICULAR TRADE, AND BUYER HEREBY WAIVES AS AGAINST SELLER ALL WARRANTIES OR REMEDIES OR LIABILITIES WITH RESPECT TO SUCH WARRANTIES ARISING BY LAW OR OTHERWISE WITH RESPECT TO THE RIG, INCLUDING, BUT NOT LIMITED TO (a) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. Nothing contained in this Article V shall be construed as a waiver of any right which SELLER or BUYER may have against any other person. As between SELLER and BUYER the execution by BUYER of the Certificate of Acceptance of Delivery shall be conclusive proof of the Rig's compliance with all requirements of this Agreement.

          1. SELLER represents and warrants that it is the legal owner of the Rig and that it has the right to transfer full and clear title to the Rig to BUYER.

          2. SELLER represents and warrants that the Rig is free and clear of any liens or encumbrances of any kind as of the Closing Date.

     B. Shipyard Warranties and Guarantees. Effective as of the Closing Date, SELLER hereby assigns, sells, transfers and conveys to BUYER all of SELLER's rights and interests in and to any agreement, contract, purchase order, guarantee, representation or warranty relating to the construction, outfitting, commissioning or equipping of the Rig.

V.   INDEMNITIES

     Subject to the other provisions of this Agreement, and in particular except as provided in Article IV hereof, SELLER shall indemnify, defend and hold BUYER harmless from and against any claim arising out of or in connection with the Rig in which the alleged event giving rise to such claim occurred prior to the date and time indicated upon the Certificate of Acceptance of Delivery. BUYER shall indemnify, defend and hold SELLER harmless from and against any claim arising out of or in connection with the Rig in which the alleged event giving rise to such claim occurred after the date and time indicated upon the Certificate of Acceptance of Delivery.

VI.  ASSIGNMENT

     This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

VII. TAXES

     SELLER shall bear all income or capital gains taxes, if any, which are assessed on account of this sale by any country or any subdivision thereof, and shall hold BUYER harmless from and against any such taxes. BUYER shall bear all sales, value added or any other type of taxes, if any, which are assessed on account of this sale by any country or any subdivision thereof, regardless of against whom the tax is assessed, and shall hold SELLER harmless from and against such taxes.

VIII. FLAGGING  AUTHORITIES

     If BUYER intends to leave the Rig flagged in the current flag country, BUYER shall, immediately following this sale, notify the appropriate flag country authorities that the Rig has been sold to it, and shall hold SELLER harmless from any charges, penalties or fees assessed by the flag country authorities in connection with a failure to timely notify them of this sale, or the change in ownership of the Rig.

IX.  CHOICE  OF  LAW  AND  VENUE

     The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, and the courts of the Cayman Islands shall be the exclusive courts of venue and jurisdiction for any claim or action brought hereunder.

X.   BROKERAGE

     Each party agrees to indemnify the other party from and against all loss, cost, damage, or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

XI.  COST  OF  THE  TRANSACTION

     Whether or not the transactions contemplated hereby shall be consummated, the parties agree that each party will pay the fees, expenses and disbursements of such party and its agents, representatives, and counsel incurred in connection with the subject matter of this Agreement.

     It is recommended by SELLER that BUYER have third party experts inspect the Rig prior to purchase by BUYER. Although SELLER shall make the Rig available and cooperate in facilitating any such inspection, BUYER agrees that the costs for carrying out such inspection shall belong to BUYER and BUYER shall reimburse to SELLER any costs or expenses SELLER incurs in preparing the Rig for inspection.

XII. NOTICES

     Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered or telecopied or mailed by prepaid certified mail, return receipt requested, addressed as follows:

     SELLER:  R&B  Falcon  Drilling  Co.
              Four  Greenway  Plaza
              Houston,  Texas,   77046
              Tel:    713-232-7608
              Fax:    713-232-7600
              Attn:   Mr.  Eric B. Brown

     BUYER:   Transocean Offshore International Ventures Limited
              Walker  House,
              P.O.  Box  265
              George  Town, Grand Cayman, Cayman Islands
              Tel:   345-949-0100;   Fax:   345-949-7886
              Attn:  Mr.  Iain  McMurdo

     or to such other address, and to the attention of such other person or officer as any party may designate.

XIII. SEVERABILITY

     In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice of disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

XIV. ENTIRE  AGREEMENT/AMENDMENT

     This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the sale of the Rig and no party shall be entitled to other benefits than those specified herein. As between or among the parties, no oral statements, prior correspondence, schedules, lists, brochures, drawings or written material of any kind not specifically incorporated herein shall be of any force and effect, and shall not be relied upon by either party. All prior representations or agreements, whether written or verbal, not expressly incorporated herein, are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by both parties hereto.

XV.  LEGAL  FEES  AND  COSTS

     In the event any party elects to incur legal expenses to enforce or interpret any provision of this Agreement or to defend against a claim by the other party, the prevailing party will be entitled to recover from the losing party such legal expenses, including, without limitation, attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which such party shall be entitled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals and counterparts by their duly authorized officers, all as of the day and year first above written.

SELLER:    R&B  FALCON  DRILLING  CO.



By:  /s/  William  Turcotte
   -------------------------
Name:  William  Turcotte
     -----------------------
Title:  Assistant  Secretary
      ----------------------


BUYER:     TRANSOCEAN  OFFSHORE  INTERNATIONAL  VENTURES  LIMITED



By:  /s/  Brian  Voegele
   -------------------------
Name:  Brian  Voegele
     -----------------------
Title:  Vice  President
      ----------------------

                                  EXHIBIT "A"
                                  -----------


                                  MEMORANDUM OF
                              ASSIGNMENT & RELEASE


          This MEMORANDUM OF ASSIGNMENT & RELEASE (this "Memorandum") is executed as of _______________, 2001 by and between TRANSOCEAN OFFSHORE INTERNATIONAL VENTURES LTD., a limited liability company duly organized under the laws of the Cayman Islands and with a registered office in St. Michael's, Barbados ("TOIVL") and R&B FALCON CORPORATION, a corporation organized under the laws of Delaware with principle offices in Houston, Texas, USA ("Borrower") and R&B FALCON DRILLING CO., a corporation organized under the laws of Oklahoma, with principle offices in Houston, Texas ("Replacement Lender").

                                   WITNESSETH:

          WHEREAS, Transocean Sedco Forex Inc., a Cayman Islands corporation ("TSF") has entered into that certain Revolving Credit Agreement dated as of April 6, 2001 (as amended or otherwise modified from time to time, the "Credit Agreement"), between TSF, as the Lender, and R&B Falcon Corporation, the Borrower (Capitalized terms not defined herein are defined in the Credit Agreement); and

          WHEREAS, in connection with the Credit Agreement, the Borrower executed that certain Promissory Note in the original principal amount of $1,800,000,000 payable to TSF (the "Promissory Note"); and

          WHEREAS, pursuant to that certain Payment Rights Contribution Agreement dated as of __________, 2001 by and between TSF and TOIVL, TSF assigned, as a contribution to the capital of TOIVL, the right to receive payment under the Promissory Note in an amount equal to $1,245,000,000, plus interest thereon (the "Contributed Obligations"); and

          WHEREAS, pursuant to that certain Drilling Rig Sale Agreement dated as of ____________, 2001 by and between TOIVL and the Replacement Lender (the "Drilling Rig Sale Agreement"), TOIVL desires to assign a portion of the indebtedness of the Borrower represented by the Contributed Obligations as consideration for the assets and property which shall be transferred from the Replacement Lender and which are the subject matter of the Drilling Rig Sale Agreement.

          WHEREAS, the Replacement Lender desires to accept the assignment of indebtedness of the Borrower as consideration for the assets transferred to TOIVL and which are the subject matter of the Drilling Rig Sales Agreement

          NOW,  THEREFORE,  the  parties  hereby  agree  as  follows:

          1. TOIVL hereby assigns an amount of the Contributed Obligations equal to the principal amount of $165,000,000 (the "Assigned Amount") effective on ________________ (the "Assignment Date").

          2. On the Assignment Date, Replacement Lender shall assign, convey and transfer to TOIVL the assets and property described on Exhibit A
                                                                       ---------
          attached hereto.

          3. Borrower agrees to the assignment of the Assigned Amount and agrees to execute and deliver all such further acts, conveyances, documents and assurances reasonably requested by TOIVL in order to carry out and effectuate the transfer of property contemplated above, including but not limited to a note evidencing its obligation to the Replacement Lender substantially in the form attached hereto as Exhibit B.

          4. From and after the Assignment Date, Borrower shall not be obligated to pay to TOIVL any amounts attributable to or relating to the Assigned Amount, whether consisting of sums advanced, interest thereon, or any other amounts of any character whatsoever.

          5. From and after the Assignment Date, Borrower shall be obligated to pay to the Replacement Lender amounts attributable to or relating to the Assigned Amount, whether consisting of sums advanced, interest thereon, or any other amounts of any character whatsoever in accordance with the terms of the note attached as Exhibit B.

          6. It is agreed and understood that no assignment or cancellation hereunder shall affect the Borrower's liability for Loans under the Credit Agreement which are not Contributed Obligations or which are Contributed Obligations other than the Assigned Amount.


          IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed by their respective officers thereunto duly authorized.

                                   TRANSOCEAN  OFFSHORE
                                   INTERNATIONAL  VENTURES  LTD.

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

                                   R&B  FALCON  CORPORATION

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

                                   R&B  FALCON  DRILLING  CO.

                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________


          The undersigned acknowledges the assignment of the Assigned Amount and agrees that (a) Borrower shall be released from any further payment obligation of such Assigned Amount to TSF under the Credit Agreement and (b) an amount equal to the Assigned Amount shall be restored to the availability under the Credit Facility Commitment of the Credit Agreement .

                                   TRANSOCEAN  SEDCO  FOREX  INC.


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

                                   EXHIBIT "B"
                                  ------------
                              PROFORMA BILL OF SALE
                              ---------------------


                                  BILL OF SALE

--------------------------------------------------------------------------------
|  Official  Number  |  Name of Ship          |  No. Date and port of registry |
--------------------------------------------------------------------------------
|                    |                        |                                |
--------------------------------------------------------------------------------
|  Type  of  Ship                     |     Horse Power of Engines, if any     |
--------------------------------------------------------------------------------
|                                     |                                        |
--------------------------------------------------------------------------------


Length:  _______________          Breadth:__________          Depth:_________

Gross  Tonnage:________________          Net  Tonnage:___________________

And as described in more detail in the Certificate of Surveyor and the Register Book.

     WE, _____________________________ (hereinafter called "the VENDORS") having our principal place of business at ___________________________________ in consideration with the sum of _________________________________ paid to us by _____________________________ (domicile) (hereinafter called "the PURCHASER") the receipt whereof is hereby acknowledged, hereby transfer our whole title and interest in the ship above particularly described, and in the boats, tackle and other appurtenances belonging to the said ship to the PURCHASERS. Further we, the VENDORS for ourselves and our successors covenant with the PURCHASERS and their assigns, that we have power to transfer the said ship and title thereto in manner aforesaid and that the same is free from all debts, encumbrances and maritime liens.

     IN WITNESS WHEREOF we have executed this Bill of Sale this _______ day of ________, 2000.

     SIGNED on behalf the VENDORS by _________________ in his capacity as _________________ of the VENDORS and in pursuance of a resolution of the Board of Directors of the VENDORS.

                                   (Name  of  the  company)
                                   (Signed)  _____________________________

                               ACCEPTANCE OF SALE


THE UNDERSIGNED _________________________ on behalf of and representing the corporation named __________________ in the Bill of Sale overleaf, in my position as ____________ of the said corporation HEREBY ACCEPT for all legal purposes, the sale and transfer effected by the said Bill of Sale to the said Corporation by ________________________

Of  the  vessel  ______________  referred  to  in  the  said  Bill  of  Sale.

Dated  the  ___________  of  ______________,  2000.

(Name  of  the  company)
_____________________________

Name:
Title:

                                   EXHIBIT "C"
                                   -----------
                 PROFORMA CERTIFICATE OF ACCEPTANCE OF DELIVERY
                 ----------------------------------------------


                      CERTIFICATE OF ACCEPTANCE OF DELIVERY


     The undersigned Transocean Offshore International Ventures Limited, a limited liability company duly organized under the laws of the Cayman Islands ("Buyer"), does hereby accept for all purposes the sale and transfer of legal title to and acknowledges acceptance of physical possession of that certain semi-submersible known as the "JACK BATES", being of Panamanian flag and registry with official registration number of 25388-98-A IMO No. 8755780 and does also hereby accept the Bill of Sale for such vessel delivered this day to it by R&B Falcon Drilling Co., a corporation duly organized under the laws of Oklahoma ("Seller"). Legal title and risk of loss is agreed to have transferred from Seller to Buyer at _______ o'clock __.m. on __________________, 2001,
________________________  Time.


R&B  FALCON  DRILLING CO.                      TRANSOCEAN OFFSHORE INTERNATIONAL
                                               VENTURES LIMITED


By:______________________                      By:______________________

Name:____________________                      Name:____________________

Title:___________________                      Title:___________________